CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Auditors" and "Financial Statements and Report of Independent Auditors" and to the use of our report dated November 14, 2003, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-45328 and 811-06554) of AllianceBernstein Americas Government Income Trust, Inc.






                                    ERNST & YOUNG LLP


New York, New York
January 26, 2004